RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Lehman Brothers Core Plus Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series:	Lehman Brothers Core Bond Fund

2.	Name of Issuer:		Time Warner Cable

3.	Date of Purchase:	June 16, 2008

4.	Underwriters from whom purchased:	Morgan Stanley & Co. Incorporated

5.	Affiliated Underwriter managing or participating in
	underwriting syndicate:	Lehman Brothers Inc.

6.	Is a list of the underwriting syndicates
	members attached?	Yes   X   	No  ___

7.	Aggregate principal amount of purchase by all
	investment companies advised by the
    	Adviser and all other accounts with respect to
	which the Adviser has management discretion
	and exercised such discretion with respect to
	the purchase:	50,000,000

8.	Aggregate principal amount of offering:		2,000,000,000

9.	Purchase price (net of fees and expenses):	99.917

10.	Date offering commenced:	June 16, 2008

11.	Offering price at close of first day on which
	any sales were made:	99.917

12.	Commission, spread or profit:	0.450%				$_____/share




13.
Have the following conditions been satisfied?

													Yes	No

a.
The securities are:



part of an issue registered under the Securities
Act of 1933 which is being offered to the public;							X




part of an issue of Government Securities;




Eligible Municipal Securities;





sold in an Eligible Foreign Offering; or





   sold in an Eligible Rule 144A offering





(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)



b.
(1) The securities were purchased prior
to the end of the first day on which any
sales were made, at a price that is not
more than the price paid by each other
purchaser of securities in that offering
or in any concurrent offering of the
securities (except, in the case of an
Eligible Foreign Offering, for any rights to
purchase that are required by law to be
granted to existing security holders of
the issuer); OR												X




(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates



c.
The underwriting was a firm commitment underwriting							X




d.
The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting
similar securities during the same
period (see attachment for comparison of
spread with comparable recent
offerings)												X




e.
The issuer of the securities, except for
Eligible Municipal Securities, and its
predecessors, have been in continuous
operation for not less than three years									X



f.
(1) The amount of the securities, other
than those sold in an Eligible Rule 144A
Offering (see below), purchased by all of
the investment companies advised by
the Adviser, and by all other accounts
with respect to which the Adviser has
investment discretion and exercised such
discretion with respect to the purchase,
did not exceed 25% of the principal amount of the offering; OR						X







													Yes	No


(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:




(i)	The principal amount of the
offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus





(ii)	The principal amount of the offering of
such class in any concurrent public offering?








g.
(1) No affiliated underwriter of the Fund was
a direct or indirect participant in
or beneficiary of the sale; OR										X







(2) With respect to the purchase of
Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?






h.
Information has or will be timely supplied
to the appropriate officer of the Fund
for inclusion on SEC Form NSAR and
quarterly reports to the Board?										X



Approved:		Date:



Underwriting Syndicate Members


Banc of America Securities LLC
Barclays Capital Inc.
Blaylock Robert Van, LLC
BNP Paribas Securities Corp.
Cabrera Capital Markets, LLC
Citigroup Global Markets, Inc.
Daiwa Securities America Inc.
Deutsche Bank Securities Inc.
Fortis Securities LLC
Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.
Lehman Brothers Inc.
Mitsubishi UFJ Securities International plc
Mizuho Securities USA Inc.
Morgan Stanley & Co. Incorporated
The Williams Capital Group, L.P.
UBS Securities LLC
Wachovia Capital Markets, LLC


Banc of America Securities LLC, Barclays
Capital Inc., Blaylock Robert Van, LLC, BNP Paribas
Securities Corp., Cabrera Capital Markets,
LLC, Citigroup Global Markets, Inc., Daiwa
Securities America Inc., Deutsche Bank
Securities Inc., Fortis Securities LLC, Goldman, Sachs
& Co., Greenwich Capital Markets, Inc.,
Lehman Brothers Inc., Mitsubishi UFJ Securities
International plc, Mizuho Securities
USA Inc., Morgan Stanley & Co. Incorporated, The
Williams Capital Group, L.P.,
UBS Securities LLC, Wachovia Capital Markets, LLC


Schedule G
Comparable Form  Time Warner


RULE 10f3 REPORT FORM

Additional Information regarding Item (g) commission or spread comparable recent offerings:



			Comparison # 1 			Comparison # 2
											Comparison # 3 		Comparison # 4
Security		20030NAW1			00206RAM4
			CMCSA 5.7 			T 5.6 5/15/18
			5/15/18



Date Offered		5/2/08				5/8/08


Offering Price 		99.976				99.916


Spread ($)



Spread (%)		.45				.45


Type of Security	Notes				Senior
							Unsecured


Rating or Quality	Baa2/BBB+			A2/A







Size of Issue		$1B				$1B


Total Capitalization
of Issuer		$56.5B				$204B






	Note: Minimum of two comparisons must be completed for each purchase.
B1